Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 1, 2017, relating to the consolidated financial statements, the effectiveness of Skechers U.S.A., Inc.’s internal control over financial reporting, and schedule of Skechers U.S.A., Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Los Angeles, California

May 31, 2017